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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-58621 of RoTech Medical Corporation on Form S-3 of our report dated September 20, 1994, except for Note 13 as to which the date is October 7, 1994, appearing and incorporated by reference in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Orlando, Florida

May 2, 1995